File No.333-001070
                                                        AS FILED PURSUANT TO
                                                        RULE 424(b)(2) UNDER THE
                                                        SECURITIES ACT OF 1933

PROSPECTUS SUPPLEMENT NO. 1
(To Prospectus dated February 12, 1996)



                       PALOMAR MEDICAL TECHNOLOGIES, INC.

                                  Common Stock





         On March 26, 1996, 5,123 shares of Common Stock (the "Shares"), beneficially owned by Roland Oetker, a Selling Stockholder named on page 21 of the Prospectus dated February 12, 1996, were transferred to Egger & Co.. The Shares continue to be covered by the Prospectus and Egger & Co. is hereby added to the list of Selling Stockholders appearing on pages 18-23 of the Prospectus. Egger & Co. owns no other shares of Common Stock of Palomar Medical Technologies, Inc.



                 THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH
                      DEGREE OF RISK. SEE "RISK FACTORS" IN
                         THE PROSPECTUS ATTACHED HERETO.



     THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





September 15, 1997